As filed with the U.S. Securities and Exchange Commission on May 4, 2009

Registration No. 333-_________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
________________

PACIFIC PREMIER BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	33-0743196
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1600 Sunflower Ave., 2nd Floor
Costa Mesa, California  92626
(714) 431-4000
 (Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
________________

Steven R. Gardner
President and Chief Executive Officer
Pacific Premier Bancorp, Inc.
1600 Sunflower Ave., 2nd Floor
Costa Mesa, California  92626
(714) 431-4000
(Name, address, including zip code, and telephone number, including area code, of agent for service for Registrant)
________________

with copies to:
Norman B. Antin
Jeffrey D. Haas
Patton Boggs LLP
2550 M Street, N.W.
Washington, D.C.  20037
(202) 457-6000
________________

Approximate date of commencement of proposed sale to the public:  From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with the dividend or interest reinvestment plans, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment hereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Price per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock(1)	1,166,400(1)	$4.05(2)	$4,723,920(2)	$263.60

(1)
Includes 1,166400 shares of common stock issuable upon exercise of warrants, and such additional number of shares of common stock, of a currently indeterminable amount, as may from time to time become issuable by reason of stock splits, stock dividends and certain anti-dilution provisions set forth in such warrant, which shares of common stock are registered hereunder pursuant to Rule 416.

(2)	Calculated in accordance with Rule 457(c) of the Securities Act, based on the average high and low prices reported on the Nasdaq Global Market on April 28, 2009.
________________

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

We will amend and complete the information in this prospectus.  The selling stockholders may not sell any of these securities or accept your offer to buy any of them until the documentation filed with the Securities and Exchange Commission relating to these securities has been declared “effective” by the Securities and Exchange Commission.  This prospectus is not an offer to sell these securities and the selling stockholders are not soliciting your offer to buy these securities in any state or other jurisdiction where that would not be permitted or legal.

SUBJECT TO COMPLETION, DATED MAY 4, 2009

PROSPECTUS

PACIFIC PREMIER BANCORP, INC.

1,166,400 SHARES OF COMMON STOCK

This prospectus relates to the potential resale from time to time by selling stockholders of 1,166,400 shares of our common stock issuable from time to time upon exercise of warrants issued in connection with a private placement of $12 million of notes by Pacific Premier Bancorp, Inc. in January 2002.

After exercising the warrants, the selling stockholders and their successors, including transferees, which we collectively refer to as the selling stockholders, may offer the 1,166,400 shares of common stock from time to time directly or through underwriters, broker-dealers or agents and in one or more public or private transactions and at fixed prices, prevailing market prices, at prices related to prevailing market prices or at negotiated prices.  If these securities are sold through underwriters, broker-dealers or agents, the selling stockholders will be responsible for underwriting discounts or commissions or agents’ commissions.

We will not receive any proceeds from the sale of the common stock by the selling stockholders.

Our common stock is traded on the Nasdaq Global Market under the symbol “PPBI.”  On April 28, 2009, the closing price of our common stock on the Nasdaq Global Market was $4.05 per share.  You are urged to obtain current market prices of our common stock.

Investing in our securities involves a high degree of risk.  See “Risk Factors” beginning on page 2.

Our principal executive offices are located at 1600 Sunflower Ave., 2nd Floor, Costa Mesa, California 92626 and our telephone number is (714) 431-4000.  Our Internet address is http://www.ppbi.com.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

These securities are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

The date of this prospectus is _______, 2009.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS
FORWARD-LOOKING STATEMENTS
ABOUT PACIFIC PREMIER BANCORP, INC.
RISK FACTORS
USE OF PROCEEDS
DESCRIPTION OF COMMON STOCK
SELLING STOCKHOLDERS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process.  Under this shelf registration process, the selling stockholders may, from time to time, offer and sell, in one or more offerings, the securities described in this prospectus.

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus.  The registration statement, including the exhibits and the documents incorporated herein by reference, can be read on the SEC website or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

We may provide a prospectus supplement containing specific information about the terms of a particular offering by the selling stockholders.  The prospectus supplement may add, update or change information in this prospectus.  If the information in this prospectus is inconsistent with a prospectus supplement, you should rely on the information in that prospectus supplement.  You should read both this prospectus and, if applicable, any prospectus supplement.  See “Where You Can Find More Information” for more information.

In this prospectus, “Pacific Premier,” “we,” “our,” “ours,” and “us” refer to Pacific Premier Bancorp, Inc., which is a bank holding company headquartered in Costa Mesa, California, and its subsidiaries on a consolidated basis, unless the context otherwise requires.  References to “Pacific Premier Bank” mean Pacific Premier Bank, which is a California-chartered commercial bank and our principal banking subsidiary.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain statements that are considered “forward looking statements” within the meaning of United States securities laws.  In addition, Pacific Premier and its management may make other written or oral communications from time to time that contain forward-looking statements.  Forward-looking statements, including statements about industry trends, management’s future expectations and other matters that do not relate strictly to historical facts, are based on assumptions by management, and are often identified by such forward-looking terminology as “expect,” “look,” “believe,” “anticipate,” “estimate,” “seek,” “may,” “will,” “trend,” “target,” and “goal” or similar statements or variations of such terms.  Forward-looking statements may include, among other things, statements about Pacific Premier’s confidence in its strategies and its expectations about financial performance, market growth, market and regulatory trends and developments, acquisitions and divestitures, new technologies, services and opportunities and earnings.

Forward-looking statements are subject to various risks and uncertainties, which change over time, are based on management’s expectations and assumptions at the time the statements are made, and are not guarantees of future results.  Management’s expectations and assumptions, and the continued validity of the forward-looking statements, are subject to change due to a broad range of factors affecting the national and global economies, the equity, debt, currency and other financial markets, as well as factors specific to Pacific Premier and its subsidiaries, including Pacific Premier Bank.

Actual outcomes and results may differ materially from what is expressed in our forward-looking statements and from our historical financial results due to the factors discussed elsewhere in this prospectus or disclosed in our other SEC filings.  Forward-looking statements should not be relied upon as representing our expectations or beliefs as of any date subsequent to the time this prospectus is filed with the SEC.  Pacific Premier undertakes no obligation to revise the forward-looking statements contained in this prospectus to reflect events after the time it is filed with the SEC.  The factors discussed herein are not intended to be a complete summary of all risks and uncertainties that may affect our businesses.  Although we strive to monitor and mitigate risk, we cannot anticipate all potential economic, operational and financial developments that may adversely impact our operations and our financial results.

Forward-looking statements should not be viewed as predictions, and should not be the primary basis upon which investors evaluate Pacific Premier.  Any investor in Pacific Premier should consider all risks and uncertainties disclosed in our SEC filings described below under the heading “Where You Can Find More Information,” all of which are accessible on the SEC’s website at http://www.sec.gov.

ABOUT PACIFIC PREMIER BANCORP, INC.

We are a California-based bank holding company for Pacific Premier Bank, a California-chartered commercial bank.  We conduct business throughout Southern California from our six locations in the counties of Orange and San Bernardino, California.  We provide banking services within our targeted markets in Southern California to businesses, professionals, real estate investors and non-profit organizations, as well as, consumers in the communities we serve.  Through our branches and our Internet website at www.ppbi.com, we offer a broad array of deposit and loan products and services for both businesses and consumer customers.

RISK FACTORS

An investment in our securities involves significant risks.  You should carefully consider the risks and uncertainties and the risk factors set forth in the documents and reports filed with the SEC that are incorporated by reference into this prospectus, as well as any risks described in any applicable prospectus supplement, before you make an investment decision regarding the securities.

USE OF PROCEEDS

We will not receive any proceeds from any sale of the shares of our common stock by the selling stockholders.

DESCRIPTION OF COMMON STOCK

The following summary of the material terms and provisions of our common stock is not complete and is subject to, and qualified in its entirety by, our certificate of incorporation, as amended, and bylaws, as amended, and by the provisions of applicable Delaware law.  You should refer to, and read this summary together with, our certificate of incorporation, as amended, and bylaws, as amended, to review all of the terms of our common stock.

General

Our authorized capital stock consists of 15,000,000 shares of common stock, par value $0.01 per share, and 1,000,000 shares of preferred stock, par value $0.01 per share.

Each holder of common stock is entitled to:

•	one vote for each share held on all matters submitted to a vote of the stockholders, except as described under “—Anti-Takeover Provisions—Limitation on Voting our Common Stock;”

•
receive ratably such dividends as may be declared by our board of directors out of funds legally available for dividends, subject to preferences that may be applicable to outstanding shares of preferred stock, if any; and

•
share ratably in our net assets, legally available to our stockholders in the event of our liquidation, dissolution or winding up, after payment in full of all amounts required to be paid to creditors or provision for such payment.

Holders of our common stock are not entitled to preemptive rights and have no subscription, redemption or conversion privileges; however, holders of our warrants have preemptive rights. See “—Warrants.”

Our outstanding shares of common stock are validly issued, fully-paid and nonassessable.

Warrants

In January 2002, in connection with the private placement of $12,000,000 in notes, we issued warrants to purchase an aggregate of 1,166,400 shares of our common stock at an exercise price of $0.75 per share.  All shares of common stock subject to the warrants are currently exercisable.  As of April 30, 2009, none of the warrants have been exercised.  All of the warrants will expire, if not exercised, in January 2012.

The number of shares subject to the warrants and the exercise price per share will be adjusted proportionately if there is a stock split, reorganization or similar event.  The exercise price per share also will be adjusted if we issue shares of common stock below the exercise price per share then in effect.

Persons who hold warrants convertible into 500,000 or more shares of our common stock have a right to purchase a pro rata portion of any equity securities issued by us.  This right is not applicable to securities issued in public offerings, mergers and similar transactions, upon the exercise of stock options issued under our option plan or upon the exercise of the warrants.

Anti-takeover Provisions

Election and Removal of the Board of Directors.  Our certificate of incorporation, as amended, provides that our board of directors be divided into three classes.  Directors are elected for staggered terms of three years each, with the term of office of only one of the three classes of directors expiring each year.  As a result, only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective terms. Between stockholder meetings, directors may be removed by our stockholders only for cause, and our certificate of incorporation, as amended, provides that stockholders holding 80% of the issued and outstanding shares must vote to remove directors for cause.  Further, any newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the board resulting from death, resignation, retirements, removal or other cause may be filled only by a majority vote of the directors then in office.  These provisions may deter a stockholder from removing incumbent directors and from simultaneously gaining control of the board of directors by filling the resulting vacancies with its own nominees.  Consequently, the existence of these provisions may have the effect of deterring hostile takeovers, which could depress the market price of our common stock.

Limitation on Voting our Common Stock.  Our certification of incorporation, as amended, provides that record holders of our common stock who beneficially own in excess of 10% of our outstanding shares of common stock are not entitled to vote in respect to the shares held in excess of this voting limitation.  Our certificate of incorporation, as amended, authorizes our board of directors to (i) make all determinations necessary to implement and apply this voting limitation, including determining whether persons or entities are acting in concert and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the voting limitation supply information to us to enable our board of directors to implement and apply the voting limitation.  This provision may have the effect of deterring hostile takeovers and tender offers as anyone who acquires more than 10% of our common stock will not be able to exercise voting rights with respect to any shares over 10% of our issued and outstanding shares.

Supermajority Vote for Certain Business Combinations.  Our certificate of incorporation, as amended, provides that subject to certain exceptions, 80% of our issued and outstanding shares of common stock, subject to the provisions of the voting limitation described in the preceding paragraph, must vote to approve any business combination and certain other transactions with any stockholder owning 10% or more of our outstanding shares of common stock or with any affiliate of such stockholder, including, any merger or consolidation, sale or lease of 25% or more of our assets, issuance or transfer of our securities having an aggregate fair market value of 25% or more of the fair market value of all of our issued and outstanding common stock, liquidation plan proposed by a 10% or more stockholder or any affiliate of such stockholder, any reclassification of our securities or recapitalization of us, or any merger or consolidation of us with any of our subsidiaries, which results in an increase of the proportionate share of our outstanding securities owned by a 10% or more stockholder or any affiliate of such stockholder.  This provision may deter hostile takeovers and tender offers as it would substantially restrict the actions a potential acquiror could take with respect to our company once acquired.

Possible Future Issuance of Preferred Stock.  Our board of directors can at any time, under our certificate of incorporation, as amended, and without stockholder approval, issue one or more new series of preferred stock.  In some cases, the issuance of preferred stock could discourage or make more difficult attempts to take control of us through a merger, tender offer, proxy context or otherwise.  Preferred stock with special voting rights or other features issued to persons favoring our management could stop a takeover by preventing the person trying to take control of us from acquiring enough voting shares to take control.

Delaware Anti-Takeover Law.  As a Delaware corporation, we are subject to Section 203 of the Delaware General Corporation Law which, in general, prevents an interested stockholder, defined generally as a person owning 15% or more of a corporation’s outstanding voting stock, from engaging in a business combination with our company for three years following the date that person became an interested stockholder unless certain specified conditions are satisfied.  The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer.

Restrictions on Ownership

The Bank Holding Company Act of 1956, the “BHC Act,” generally prohibits any company that is not engaged in banking activities and activities that are permissible for a bank holding company or a financial holding company from acquiring control of Pacific Premier.  “Control” is generally defined as ownership of 25% or more of the voting stock or other exercise of a controlling influence.  In addition, any existing bank holding company would need the prior approval of the Board of Governors of the Federal Reserve System, or the Federal Reserve, before acquiring 5% or more of the voting stock of Pacific Premier.  In addition, the Change in Bank Control Act of 1978, as amended, prohibits a person or group of persons from acquiring control of a bank holding company unless the Federal Reserve has been notified and has not objected to the transaction. Under a rebuttable presumption established by the Federal Reserve, the acquisition of 10% or more of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Exchange Act, such as Pacific Premier, could constitute acquisition of control of the bank holding company.

SELLING STOCKHOLDERS

In January 2002, we completed a private placement of $12 million of notes.  In connection with this transaction, we also issued warrants exercisable for 1,166,400 shares of our common stock.  Under this prospectus, the selling stockholders may offer and sell up to an aggregate of 1,166,400 shares of common stock.

We have prepared the table below based upon the information furnished to us by the selling stockholders as of April 23, 2009. The selling stockholders identified below may have sold, transferred or otherwise disposed of some or all of their shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the selling stockholders may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly.

We have been advised that each of the selling stockholders purchased our common stock in the ordinary course of business, not for resale, and none of such selling stockholders had, at the time of purchase, any agreements or understandings, directly or indirectly, with any person to distribute the related common stock.

The following table sets forth:
•	The name of each selling stockholder;
•	The number of shares of our common stock beneficially owned by the selling stockholders as of April 23, 2009;
•	The maximum number of shares of our common stock that may be offered for the account of the selling stockholders under this prospectus; and
•
The amount and percentage of common stock that would be owned by the selling stockholders after completion of the offering, assuming a sale of all of the common stock that may be offered by this prospectus.

Under SEC rules, beneficial ownership includes any shares of common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days through the exercise of any option, warrant or other right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement.  In calculating the number of shares beneficially owned by a selling stockholder and the percentage ownership, shares of common stock subject to options and warrants held by that person that are currently exercisable or convertible or become exercisable or convertible within 60 days of April 23, 2009 are deemed outstanding even if they have not actually been exercised or converted.  The shares issuable under these securities are treated as outstanding for computing the percentage ownership of the person holding these securities but are not treated as outstanding for computing the percentage ownership of any other person.  As of April 30, 2009, none of the selling stockholders have exercised their warrants to acquire the shares of common stock being offered by this prospectus.  The selling stockholders are required to exercise their respective warrants, and the shares of common stock underlying the warrants will be issued, upon the sale of such shares under this prospectus.

Name of Selling Stockholder	Shares Beneficially Owned Prior to the Offering	Shares Offered Hereby	Shares Owned After the Offering	Percentage of Outstanding Shares Owed After the Offering[6]
Compass Island Partners A LP1	216,467	216,467	-	-
Cradle Cove Partners II LP1	383,533	383,533	-	-
JCSD Partners[2]	402,219	325,000	77,219	1.61%
Jeff C. Jones[3]	35,232	16,400	18,832	*
Kent G. Snyder[4]	138,987	25,000	113,987	2.37%
Marathon Financial Ventures I LP5	208,600	200,000	8,600	*
TOTAL	1,385,038	1,166,400	218,638

*           Less than 1%.

(1)
Shivan Govindan is the senior principal of Resource Financial Institutions Group, Inc. (“RFIG”), which is the general partner and investment manager of Compass Island Partners A LP and Cradle Cove Partners II LP.  RFIG is a wholly-owned subsidiary of Resource Financial Fund Management, Inc. (“RFFM”).  RFFM is a wholly-owned subsidiary of Resource America, Inc., a publicly-held corporation (“RAI”).  As a result, RAI, RFFM, RFIG, and Shivan Govindan, who has the power to vote and dispose of the shares held by Compass Island Partners A LP and Cradle Cove Partners II LP, may be deemed the beneficial owners of such shares.  RAI, RFFM, RFIG, and Shivan Govindan disclaim beneficial ownership of the securities, except to the extent of their pecuniary interest therein.

Each of RAI, RFFM, and RFIG has an indirect beneficial ownership interest in Chadwick Securities, a registered broker-dealer.  Chadwick Securities is not participating in the offering.  Each of Compass Island Partners A LP and Cradle Cove Partners II LP certifies that it bought the securities in the ordinary course of business, and that, at the time of its purchase of the securities, it did not have any agreements or understandings, direct or indirect, with any person to distribute such securities.

(2)
Joseph P. Colmery is the Managing Member of JCSD Capital, LLC, which serves as the general partner and investment adviser of JCSD Partners.  JCSD Capital, LLC, JCSD Partners, and  Joseph P. Colmery, who has the power to vote and dispose of the shares held by JCSD Partners, may be deemed the beneficial owners of such shares.   JCSD Capital, LLC, and Joseph P. Colmery disclaim beneficial ownership of the securities, except to the extent of their pecuniary interest therein.

Steven J. Didion, a member of JCSD Capital, LLC, is a minority beneficial shareholder of Howe Barnes Hoefer & Arnett, Inc., a registered broker dealer.  Howe Barnes Hoefer & Arnett, Inc. is not participating in the offering.  JCSD Partners certifies that it bought the securities in the ordinary course of business, and that, at the time of its purchase of the securities, it did not have any agreements or understandings, direct or indirect, with any person to distribute such securities.

(3)	Mr. Jones is currently a director of Pacific Premier and Pacific Premier Bank. The shares beneficially owned by Mr. Jones include options to acquire 5,000 shares of common stock.

(4)	Mr. Snyder served as a director of Pacific Premier and Pacific Premier Bank until his resignation in March 2007.

(5)
David B. Moore is the Managing Member of Marathon Financial Partners, LLC, which serves as the general partner of Marathon Financial Ventures I, LP. Marathon Financial Partners, LLC is a subsidiary of Marathon Capital Holdings, Inc. which is controlled by David B. Moore, who has the power to vote and dispose of the shares held by Marathon Financial Ventures I LP, and accordingly David B. Moore may be deemed the beneficial owner of such shares.  Marathon Capital Holdings, Inc., Marathon Financial Partners, LLC, and David B. Moore disclaim beneficial ownership of the securities, except to the extent of their pecuniary interest therein.

(6)	Ownership percentage calculated based on 4,803,451 shares of our common stock outstanding as of April 23, 2009.

PLAN OF DISTRIBUTION

This prospectus relates to the offer and sale from time to time of shares of our common stock by the selling stockholders.  We have registered these shares for resale to provide the selling stockholders with freely tradeable securities, but registration of the shares does not necessarily mean that all or any shares will be offered or sold by the selling stockholders.  We have not and will not receive any proceeds from the offering by the selling stockholders or from the issuance of the shares of common stock to the selling stockholders pursuant to the exercise of the warrants.  The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.

As used in this prospectus, “selling stockholders” include donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other non-sale related transfer.

We will bear all costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus.  These may include, without limitation, all registration and filing fees, listing fees, fees and expenses of our counsel and accountants, and blue sky fees and expenses.  The selling stockholders will pay any underwriting discounts and commissions incurred by the selling stockholders in disposing of the shares.

The selling stockholders may, from time to time, sell any or all of the shares of our common stock beneficially owned by them and offered hereby directly or through one or more broker-dealers or agents.  The common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at privately negotiated prices.  The selling stockholders may use any one or more of the following methods when selling shares:

•	on the Nasdaq Global Market or any other national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
•	in the over-the-counter market;
•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;
•	through the writing of options, whether such options are listed on an options exchange or otherwise;
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	in privately negotiated transactions;
•	through the settlement of short sales;
•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; and/or
•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, to the extent available, rather than under this prospectus or any accompanying prospectus supplement.  In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales of shares in the course of hedging the positions they assume with the selling stockholders.  The selling stockholders may also sell shares short and deliver the shares to close out such short position.  The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus or any accompanying prospectus supplement.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales of our common stock.  If the selling stockholders effect such transactions through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of our common stock for whom they may act as agent or to whom they may sell as principal, or both (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be less than or in excess of those customary in the types of transactions involved).  The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We have advised the selling stockholders that anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates.

There can be no assurance that the selling stockholders will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus or any accompanying prospectus supplement forms a part.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

Once sold under the shelf registration statement of which this prospectus is apart, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus will be passed upon for us by Patton Boggs LLP.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from the Pacific Premier’s Annual Report on Form 10-K have been audited by Vavrinek, Trine, Day & Co., LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference.  Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is a part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act.

This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. Statements contained in this prospectus concerning the provisions of such documents are necessarily summaries of such documents and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC.

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  Our SEC filings are available to the public over the Internet at the SEC’s website at http:/www.sec.gov.  Copies of certain information filed by us with the SEC are also available on our website at http:/www.ppbi.com.  Our website is not a part of this prospectus.  You may also read and copy any document we file at the SEC’s public reference room, 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

The SEC allows us to “incorporate by reference” information we file with it, which means that we can disclose important information to you by referring you to other documents.  The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.  In all cases, you should rely on the later information over different information included in this prospectus.

We incorporate by reference the documents listed below and all future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering, except to the extent that any information contained in such filings is deemed “furnished” in accordance with SEC rules, including, but not limited to, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K including related exhibits:

•	Our Annual Report on Form 10-K for the year ended December 31, 2008, filed on March 26, 2009.

•	Our Current Reports on Form 8-K filed on January 29, 2009 and February 26, 2009.

•	The description of our common stock contained on our Form 8-A as filed with the SEC pursuant to Section 12(b) and 12(g) of the Exchange Act, on February 28, 1997.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the documents or information that have been incorporated by reference in this prospectus but not delivered with this prospectus.  We will provide this at no cost to the requestor upon written or telephonic request addressed to Pacific Premier Bancorp, Inc., 1600 Sunflower Ave., 2nd Floor, Costa Mesa, California 92626, Attention:  John Shindler (telephone:  (714) 431-4000).

You should rely only on the information contained or incorporated by reference in this prospectus.  We have not authorized anyone else to provide you with additional or different information.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by us in connection with the sale and distribution of the securities being registered hereby.  We have estimated all amounts except the SEC registration fee.

SEC Registration fee	$263.60
Legal fees and expenses	$15,000.00
Accounting fees and expenses	$10,000.00
Other	$2,000.00
Total Expenses	$27,263.60

Item 15.  Indemnification of Directors and Officers.

The following is a summary of relevant provisions of our certificate of incorporation, as amended, and certain provisions of the General Corporation Law of the State of Delaware (the “DGCL”). We urge you to read the full text of these documents, forms of which have been filed with the U.S. Securities and Exchange Commission, as well as the referenced provisions of the DGCL because they are the legal documents and provisions that will govern matters of indemnification with respect to our directors and officers.

We are incorporated under the laws of the state of Delaware. Section 145 of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.

The DGCL provides that any indemnification must be made by us only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the person has met the applicable standard of conduct.  Such determination must be made, with respect to person who is a director or officer at the time of such determination, (1) by a majority of our directors who are not parties to the action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by our stockholders.

The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s by-laws, disinterested director vote, stockholder vote, agreement or otherwise.

Our certificate of incorporation, as amended, provides for the indemnification of directors, officers and certain authorized representatives of the corporation to the fullest extent permitted by the DGCL, except that indemnification in an action, suit or proceeding initiated by a director, officer or authorized representative of the corporation is permitted only if our board of directors authorized the initiation of that action, suit or proceeding. In addition, as permitted by the DGCL, our certificate of incorporation, as amended, provides that our directors shall have no personal liability to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except (1) for any breach of the director’s duty of loyalty to us or our stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law, (3) the unlawful payment of dividends or unlawful stock purchase or redemption, or (4) for any transaction in which the director derived improper personal benefit.

Item 16.  Exhibits

ExhibitNo.	Description

5.1	Opinion of Patton Boggs LLP

23.1	Consent of Vavrinek, Trine, Day & Co., LLP

23.2	Consent of Patton Boggs LLP (included in Exhibit 5.1)

24.1	Power of Attorney of certain officers and directors (located on the signature page to the Registration Statement)

Item 17.  Undertakings

The undersigned registrant hereby undertakes:

(1)                 To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act of 1933”);

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement.  Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)                 That, for the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3)                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)                 That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions described herein, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Costa Mesa, State of California, on May 4, 2009.

                        PACIFIC PREMIER BANCORP, INC.

                        By:   /s/ Steven R. Gardner
                        Steven R. Gardner
                        President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Steven R. Gardner and John Shindler, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement (including all pre-effective and post-effective amendments thereto and all registration statements filed pursuant to Rule 462(b) which incorporate this registration statement by reference), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities indicated on May 4, 2009.

Signature	Title

/s/ Steven R. Gardner	President, Chief Executive Officer and Director
Steven R. Gardner	(Principal Executive Officer)

/s/ John Shindler	Executive Vice President and Chief Financial Officer
John Shindler	(Principal Financial and Accounting Officer)

/s/ Ronald G. Skipper	Chairman of the Board of Directors
Ronald G. Skipper

/s/ John D. Goddard	Director
John D. Goddard

/s/ Michael L. McKennon	Director
Michael L. McKennon

/s/ Kenneth Boudreau	Director
Kenneth Boudreau

/s/ Jeff C. Jones	Director
Jeff C. Jones

/s/ David L. Hardin	Director
David L. Hardin

EXHIBIT INDEX

ExhibitNo.	Description

5.1	Opinion of Patton Boggs LLP

23.1	Consent of Vavrinek, Trine, Day & Co., LLP

23.2	Consent of Patton Boggs LLP (included in Exhibit 5.1)

24.1	Power of Attorney of certain officers and directors (located on the signature page to the Registration Statement)